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                                                                      Exhibit 23


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-92356) pertaining to the Penford Corporation 1994 Stock Option Plan and to the incorporation by reference in the Registration Statement (Form S-8, No. 033-88946) pertaining to the Penford Corporation Savings and Stock Ownership Plan of our report dated October 7, 2002, except as to Note D as to which the date is November 26, 2002, with respect to the consolidated financial statements of Penford Corporation included in the Annual Report (Form 10-K) for the year ended August 31, 2002.

Seattle, Washington                                       /s/ Ernst & Young LLP
November 27, 2002                                             ERNST & YOUNG LLP